UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): June 2, 2015

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441
(Address of principal executive offices, including ZIP code)

(763) 852-2901
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective June 2, 2015, Tile Shop Holdings, Inc. (the “Company”), and its operating subsidiary The Tile Shop, LLC (“The Tile Shop”), entered into a Credit Agreement with certain subsidiaries of the Company and The Tile Shop, each lender from time to time party thereto, Fifth Third Bank, Bank of America, N.A. and the Huntington National Bank (the “Credit Agreement”). The Credit Agreement provides The Tile Shop with a $125,000,000 senior secured credit facility, comprised of a five-year $50,000,000 term loan and a $75,000,000 revolving line of credit. Borrowings pursuant to the Credit Agreement initially bear interest at a rate of adjusted LIBOR plus 1.75% and may bear interest in a range between adjusted LIBOR plus 1.50% to adjusted LIBOR plus 2.00%, depending on The Tile Shop’s consolidated total rent adjusted leverage ratio. The Credit Agreement contains customary events of default, conditions to borrowings, and restrictive covenants, including restrictions on the Company’s and The Tile Shop’s ability to dispose of assets, make acquisitions, incur additional debt, incur liens, make investments, or enter into certain types of related party transactions. The Credit Agreement also includes financial and other covenants, including covenants to maintain certain fixed charge coverage ratios and consolidated total rent adjusted leverage ratios.

In connection with the transactions contemplated by the Credit Agreement, the Company, The Tile Shop, Tile Shop Lending, Inc. and The Tile Shop of Michigan, LLC (together with the Company and The Tile Shop, the “Company Parties”), and Fifth Third Bank entered into a Security Agreement, dated as of June 2, 2015 (the “Security Agreement”), pursuant to which each of the Company Parties granted to the lenders under the Credit Agreement a first priority security interest in certain accounts, inventory, equipment, general intangibles, chattel paper, letters of credit, and other assets to secure the obligations of the Company Parties under the Credit Agreement.

Additionally, in connection with the transactions contemplated by the Credit Agreement, each of the Company Parties also agreed to guarantee the obligations of the Company Parties pursuant to the Credit Agreement, as set forth in a Guaranty Agreement, dated as of June 2, 2015, by and among the Company Parties and Fifth Third Bank (the “Guaranty Agreement”).

The Credit Agreement supersedes and replaces in its entirety the Company’s current senior secured credit facility with Bank of America, N.A. dated October 3, 2012, as amended on April 30, 2013, July 8, 2013, March 26, 2014 and September 29, 2014. The material terms of the current credit facility were most recently disclosed in the Company’s Form 10-Q for the quarter ended March 31, 2015, in the section entitled “Liquidity and Capital Resources.” The Company will use the $50,000,000 term loan and $23,000,0000 drawn on the line of credit pursuant to the Credit Agreement to refinance all of the existing indebtedness outstanding under the Company’s current credit facility in the amount of approximately $73,000,000, which consists of $72,750,000 in unpaid principal and approximately $250,000 in accrued and unpaid interest and fees. Additional borrowings pursuant to the Credit Agreement may be used to support the Company’s growth and for working capital purposes.

The foregoing descriptions of the Credit Agreement, the Security Agreement, and the Guaranty Agreement are summary in nature and are qualified in their entirety by reference to the full text of the Credit Agreement, the Security Agreement, and the Guaranty Agreement, respectively, copies of which are filed as Exhibits 10.1, 10.2, 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The disclosures set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 1.02.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 2.03.

Item 9.01     Exhibits.

Exhibit Number	Description
10.1

Credit Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, each lender from time to time party thereto, Fifth Third Bank, as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Syndication Agent, and the Huntington National Bank, as lender.

10.2	Security Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, and Fifth Third Bank, as Administrative Agent

10.3	Guaranty Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, and Fifth Third Bank, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on June 4, 2015.

TILE SHOP HOLDINGS, INC.

By:	/s/ Kirk Geadelmann
Name:	Kirk Geadelmann
Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

TILE SHOP HOLDINGS, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 2, 2015	001-35629

Exhibit No.	Item

10.1

Credit Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, each lender from time to time party thereto, Fifth Third Bank, as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Syndication Agent, and the Huntington National Bank, as lender

10.2	Security Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, and Fifth Third Bank, as Administrative Agent

10.3	Guaranty Agreement, dated as of June 2, 2015, by and among the Company, The Tile Shop, Tile Shop Lending, Inc., The Tile Shop of Michigan, LLC, and Fifth Third Bank, as Administrative Agent